TERMINATION
                         OF AGREEMENT AND PLAN OF MERGER


         This Termination of Agreement and Plan of Merger (the "Termination") is dated as of September 21, 2001, and entered into by and among FELCOR LODGING TRUST INCORPORATED, a Maryland corporation ("FelCor"), FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership ("FelCor OP" and, together with FelCor, the "FelCor Parties"), MERISTAR HOSPITALITY CORPORATION, a Maryland corporation ("MeriStar"), MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("MeriStar OP" and, together with MeriStar, the "MeriStar Parties"), and FELCOR MERGESUB, L.L.C., a Delaware limited liability company ("FelCor Mergesub").

                                R E C I T A L S:

         A. The FelCor Parties and the MeriStar Parties have previously entered into that certain Agreement and Plan of Merger dated as of May 9, 2001, as amended by First Amendment to Agreement and Plan of Merger dated as of August 16, 2001 (the "Merger Agreement").

         B. The FelCor Parties and the MeriStar Parties desire to agree to the mutual termination of the Merger Agreement in the manner set forth herein.

         NOW, THEREFORE, the parties hereto hereby agree and consent to the termination of the Merger Agreement pursuant to Section 9.1(a) thereof effective as of the date hereof.

         The MeriStar Parties represent that the Board of Directors of MeriStar has duly authorized the termination of the Merger Agreement.

         The FelCor Parties represent that the Board of Directors of FelCor has duly authorized the termination of the Merger Agreement.

         This termination shall have the effects required by Section 9.3 of the Merger Agreement.

         IN WITNESS WHEREOF, the FelCor Parties, the MeriStar Parties and FelCor Mergesub have caused this Termination to be signed by their respective officers thereunto duly authorized all as of the date first written above.


ATTEST:                                  FELCOR LODGING TRUST INCORPORATED,
                                         a Maryland corporation


By:   /s/ Barbara Lacy                   By:   /s/ Thomas J. Corcoran, Jr.
    ------------------------------          ----------------------------------
                                            Name:    Thomas J. Corcoran, Jr.
                                            Title:   President


                                         FELCOR LODGING LIMITED PARTNERSHIP,
                                         a Delaware limited partnership

ATTEST:                                  By: FelCor Lodging Trust Incorporated,
                                             its general  partner


By:   /s/ Barbara Lacy                   By:   /s/ Thomas J. Corcoran, Jr
    ------------------------------          ------------------------------------
                                            Name: Thomas J. Corcoran, Jr.
                                            Title:   President


ATTEST:                                  MERISTAR HOSPITALITY CORPORATION,
                                         a Maryland corporation


By:   /s/ Christopher L. Bennett         By:   /s/ Paul W. Whetsell
    ------------------------------          ------------------------------------
                                            Name:    Paul W. Whetsell
                                            Title:   Chairman and Chief
                                                     Executive Officer


                                          MERISTAR HOSPITALITY OPERATING
                                          PARTNERSHIP, L.P., a Delaware limited
                                          partnership

ATTEST:                                   By:  MeriStar Hospitality Corporation,
                                               its general partner


By:    /s/ Christopher L. Bennett         By:      /s/ Paul W. Whetsell
    ------------------------------           -----------------------------------
                                             Name:    Paul W. Whetsell
                                             Title:   Chairman and Chief
                                                      Executive Officer



ATTEST:                                   FELCOR MERGESUB, L.L.C., a Delaware
                                          limited liability company


By:    /s/ Barbara Lacy                   By:      /s/ Thomas J. Corcoran, Jr.
    ------------------------------           -----------------------------------
                                             Name: Thomas J. Corcoran, Jr.
                                             Title:   President